UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 11, 2012
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On May 11, 2012, Lions Gate Entertainment Inc. (“LGE”), Lions Gate UK Limited (“LGUK”) and Lions Gate Australia Pty Limited (“LGA”), all wholly-owned subsidiaries of Lions Gate Entertainment Corp. (the “Company”), entered into Amendment No. 4 (the “Amendment”) to the Second Amended and Restated Credit, Security, Guaranty and Pledge Agreement dated as of July 25, 2008 (the “Credit Agreement”) with the guarantors and lenders referred to therein, JP Morgan ChaseBank, N.A., as administrative agent and issuing bank, and Wachovia Bank, N.A., as syndication agent.

The Amendment amends the Credit Agreement to reflect, among other things, the following: (i) an amendment to the definition of Obligations (as defined therein); (ii) to permit the issuance of growth shares of LGUK; (iii) to permit an increase to a limitation on investment in Section 6.4(xviii) of the Credit Agreement, (iv) to permit changes to the schedule of Acceptable Obligors, including adding and deleting parties and replacing existing limits to the schedules of Acceptable Domestic Account Debtors.

The Credit Agreement, which expires July 25, 2013, continues to provide for a $340 million secured revolving credit facility.

The summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which the Company intends to file with its Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2012

LIONS GATE ENTERTAINMENT CORP.
(Registrant)

By: /s/ Wayne Levin
Name: Wayne Levin
Title: General Counsel and EVP, Corporate Operations